Exhibit 99.1

Guardion Health Sciences to Acquire Activ Nutritional, LLC and Its Well-Known Viactiv® Brand of Products from Adare Pharmaceuticals, Inc.

Acquisition to Transform and Strengthen Guardion’s Clinical Nutrition Product Portfolio

Guardion Will Continue to Explore Additional Growth Opportunities to Further Expand its Presence in the Clinical Nutrition Market

SAN DIEGO, May 18, 2021 (GLOBE NEWSWIRE) — Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition and diagnostics company that develops clinically supported nutrition, medical foods, supplements and medical devices, today announced the first acquisition being effected under its recently-appointed CEO’s new growth strategy to more widely compete in the clinical nutrition market. The Company has entered into an Equity Purchase Agreement with Adare Pharmaceuticals, Inc. (“Adare”) to acquire all of the equity of Activ Nutritional, LLC for a cash payment of $26 million, subject to certain adjustments. The transaction is subject to several customary closing conditions and is expected to close by June 30, 2021.

Adare owns the Viactiv® line of supplement chews for bone health, immune health and other applications. Currently marketed through many of the nation’s largest retailers, including, among others, Walmart (retail and online), Target and Amazon, the Viactiv product lines are expected to become Guardion’s most prominent product lines, as well as to provide access to significant opportunities in the short-term for growth and expansion.

Bret Scholtes, Guardion’s CEO commented, “The Activ Nutritional acquisition satisfies a number of our current objectives as we continue efforts to build our position within the clinical nutrition market. Activ Nutritional has an established brand and presence from which we can significantly expand our capabilities in terms of marketing, product lines and new distribution channels. It also will provide a significant boost to our current revenues and operating earnings. The transaction immediately expands our reach beyond ocular health, which has long been our primary focus, and allows us to more easily explore opportunities in the wider world of clinical nutrition. It also positions us to more adeptly identify additional opportunities to expand our presence in the market, whether through improved commercialization of our current products and product pipeline or through other acquisitions and other strategic transactions. We look forward to announcing to our shareholders the closing of this important transaction.”

Sheppard, Mullin, Richter & Hampton LLP is serving as Guardion’s legal advisor. Corporate Finance Associates served as Guardion’s financial advisor. Stout provided due diligence analysis and support. The Company will be filing a Current Report on Form 8-K with the U. S. Securities and Exchange Commission (the “SEC”) to provide additional information on this transaction.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition and diagnostics company. Guardion offers a portfolio of science-based, clinically supported nutrition, medical foods, supplements, and diagnostic products that support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and physicians with many years of experience. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but are not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of a new management team, the integration of one or more acquisition targets, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR
Scott Arnold
516-222-2560
scotta@coreir.com

Media Relations Contact:

Jules Abraham
Director of Public Relations
CORE IR
917-885-7378